UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2007

Keane, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	001-7516	04-2437166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 City Square, Boston, Massachusetts	02129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 241-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On May 10, 2007, Keane, Inc. (“Keane”) issued a press release announcing that it had entered into a Memorandum of Understanding (the “MOU”) regarding the settlement of two purported class action lawsuits: Susan Nichols v. John F. Keane, et al., which was filed on February 13, 2007 in Massachusetts Superior Court and amended on April 20, 2007 (the “Nichols Suit”), and Henry C. Blaufox v. John F. Keane, Sr., et al., which was filed on February 14, 2007 in the United States District Court, District of Massachusetts and amended on April 18, 2007 (the “Blaufox Suit” and, together with the Nichols Suit, the “Class Actions”).

As previously disclosed, the Nichols Suit alleges, among other things, breach of fiduciary duties, that the proposed merger (the “Merger”) between Keane, Caritor, Inc. (“Caritor”) and a wholly-owned subsidiary of Caritor, Inc. is unfair and inadequate and that certain of the disclosures contained in Keane’s proxy statement dated April 13, 2007 about the proposed Merger (the “Proxy Statement”) are deficient.  The amended complaint seeks, among other relief, unspecified money damages, an injunction against consummating the Merger, and costs and disbursements.  The Blaufox Suit alleges, among other things, breach of fiduciary duties, violations of Section 14 of the Securities Exchange Act of 1934, as amended, that certain of the disclosures contained in the Proxy Statement about the proposed Merger are deficient, abuse of control, gross mismanagement, constructive fraud, corporate waste and unjust enrichment in connection with matters such as the Merger and alleged stock option backdating.  The amended complaint seeks, among other relief, unspecified money damages, an injunction against consummating the Merger, and costs and disbursements.

The MOU outlines certain elements of a settlement that will require final court approval that the proposed settlement is fair and reasonable.  As acknowledged in the MOU, Keane has now provided and distributed to Keane’s shareholders supplemental proxy disclosures requested by plaintiffs further explaining the financial terms and circumstances leading up to the proposed Merger and the vote by Keane’s shareholders thereon.  The proposed settlement provides, among other things, that any cash payments for alleged mispricing of options disgorged to Keane or Caritor from Keane’s current or former officers, directors or employees as a result of an order of or settlement with a prosecutorial or regulatory authority or such legal proceedings for disgorgement, if any, as Keane or its successor may choose to pursue shall be transferred after receipt of such payments to Keane’s shareholders who were shareholders of record on the date of the consummation of the Merger.  Any amounts distributed to such Keane shareholders would be reduced by  specified offsets for reimbursement of Keane’s and Caritor’s out-of-pocket costs and expenses and any attorney’s fees and expenses awarded to plaintiffs’ counsel.  The settlement will also include a dismissal of the Class Actions with prejudice and a release of all claims by the plaintiffs.

The MOU contains no admission of wrongdoing.  However, given the potential cost and burden of continued litigation, Keane believes the settlement is in its best interests and the best interests of its shareholders.

The full text of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements with respect to the settlement of the pending class action lawsuits. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are disagreement over the terms of the definitive agreement(s) to settle the Class Actions, a decision by the courts not to approve the settlement, an appeal or objections raised by the plaintiffs and certain other factors that are detailed under the heading “Risk Factors” in Exhibit 99.1 to Keane’s current report on Form 8-K furnished to the Securities and Exchange Commission on April 13, 2007.

Item 9.01.              Financial Statements and Exhibits.

(d)     Exhibits

99.1   Press release dated May 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE, INC.

Date: May 10, 2007	By:	/s/ John J. Leahy
John J. Leahy Executive Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 10, 2007.